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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

       Date of Report (Date of earliest event reported): OCTOBER 30, 2001


                                NETSILICON, INC.
             (Exact name of Registrant as specified in its charter)


                 411 WAVERLEY OAKS ROAD, BLD. 227, WALTHAM, MA
                    (Address of principal executive offices)

                                     02452
                                   (Zip Code)

                                 (781) 647-1234
               Registrant's telephone number, including area code


       MASSACHUSETTS                 0-26761                 04-2826579
(State or other Jurisdiction    (Commission File    (IRS Employer Identification
     of Incorporation)               Number)                     No.)

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ITEM 5. OTHER EVENTS

     On October 30, 2001, NetSilicon, Inc. ("NetSilicon") and Digi International Inc. ("Digi"), announced the signing of an Agreement and Plan of Merger dated October 30, 2001 (the "Agreement") pursuant to which NetSilicon will become a wholly owned subsidiary of Digi. Under the terms of the Agreement, each outstanding share of NetSilicon common stock would be converted into the right to receive either cash, Digi common stock or a combination of cash and Digi common stock at the election of the holder. The Agreement provides that each holder of NetSilicon common stock may elect to receive 0.6500 of a share of Digi common stock for each share of NetSilicon common stock, or cash in the amount of
0.6500 multiplied by the average per-share closing price of Digi common stock during the period of ten trading days ending on the third trading day before the date of closing, or a combination of both stock and cash, provided that the maximum amount of cash to be paid by Digi will be $15 million. A copy of the Agreement is attached as Exhibit 2.1 to this report. The merger is expected to close in the first calendar quarter of 2002 and is subject to approval by the shareholders of NetSilicon and Digi and by regulators.

     On October 30, 2001, NetSilicon and Digi issued a joint press release announcing the transaction. A copy of that press release is attached as Exhibit
99.1 to this document.

     In addition, NetSilicon held a meeting of the Board of Directors on October 24, 2001 at which NetSilicon was authorized to enter into the Second Amendment, dated as of October 30, 2001 (the "Amendment"), to the Rights Agreement, dated as of September 12, 2000 between NetSilicon, Inc. and American Stock Transfer and Trust Company, as amended by the First Amendment dated January 12, 2001. A copy of the Amendment is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     Exhibit No.    Description
     -----------    -----------

        2.1 Agreement and Plan of Merger dated as of October 30, 2001 by and among NetSilicon, Inc., Dove Sub Inc. and Digi International Inc.

       99.1 Joint Press Release of NetSilicon, Inc. and Digi International Inc. dated October 30, 2001.

       99.2 Second Amendment, dated as of October 30, 2001, to Rights Agreement, dated as of September 12, 2000 between NetSilicon, Inc. and American Stock Transfer and Trust Company, as amended by the First Amendment dated January 12, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NETSILICON, INC.


November 5, 2001                      By: /s/ Daniel J. Sullivan
                                          --------------------------------------
                                          Daniel J. Sullivan
                                          Executive Vice President, Finance and
                                          Operations and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.                       Exhibit
-----------                       -------

 2.1 Agreement and Plan of Merger dated as of October 30, 2001 by and among NetSilicon, Inc., Dove Sub Inc. and Digi International Inc.

99.1 Joint Press Release of NetSilicon, Inc. and Digi International Inc. dated October 30, 2001.

99.2 Second Amendment, dated as of October 30, 2001, to Rights Agreement, dated as of September 12, 2000 between NetSilicon, Inc. and American Stock Transfer and Trust Company, as amended by the First Amendment dated January 12, 2001.